Exhibit 99.1

MEMSIC Announces Second-Quarter 2011 Sales of $15.4 Million

ANDOVER, Mass., August 4, 2011 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS sensing solution provider, today announced financial results for the second quarter ended June 30, 2011.

●	Revenues rose to $15.4 million from $9.1 million in the second quarter of 2010.
●	Gross margin was 32.5% compared to 40.6% in the 2010 quarter.
●	Operating expenses, including R&D expense of $2.1 million, totaled $6.6 million compared to $5.9 million in the 2010 quarter.
●
GAAP net loss in the 2011 second quarter was $1.1 million, or $0.05 per diluted share, compared to net loss of $2.0 million, or $0.08 per diluted share, in the prior-year period. This includes stock-based compensation of $0.4 million in 2011 and $0.3 million in 2010.

●	EBITDA in the 2011 second quarter was ($0.1) million, compared to ($1.1) million in the 2010 period.

“MEMSIC’s continued strong sales growth in the mobile phone and automotive markets demonstrates the success of our company’s ongoing focus on R&D,” commented Chairman, President and CEO Dr. Yang Zhao, “The high technical performance of our magnetic sensor has helped us win market share in the smartphone market.  Although the pricing pressure that is typical in the mobile phone market has impacted our gross margin, we are striving for continuous cost improvement through continued innovation.  We believe MEMSIC is well positioned to gain more customers and market share in this fast-growing market.”

Outlook
●	Revenue is expected to be between $15 million and $16 million for the third quarter of 2011.
●	GAAP net loss, including stock-based compensation of $0.4 million, is expected to be in the range of $0.04 to $0.06 per share for the third quarter of 2011.
●	Average diluted share count for the 2011 third quarter is estimated to be approximately 24 million.

Conference Call
Management will hold a conference call and webcast at 5:00 p.m. EDT on Thursday, August 4, 2011 to review and discuss the Company's results.

What:	MEMSIC 2Q 2011 financial results conference call and webcast
When:	Thursday, August 4, 2011
Time:	5:00 p.m. EDT
Live Call:	(877) 291-1367, domestic
(914) 495-8534, international
Replay:	(800) 642-1687, pass code 85651862 domestic
(706) 645-9291, pass code 85651862, international
Webcast:	http://investor.memsic.com (live and replay)

About Non-GAAP Financial Information
EBITDA is a measure used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). The Company defines EBITDA as net income, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA to GAAP net income as an exhibit to this release.

About MEMSIC, Inc.
MEMSIC, Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensors and multi-sensor system solutions based on micro-electromechanical systems (MEMS) technology and sophisticated integration technologies in both the IC level and module level. MEMSIC's unique and proprietary approach combines leading-edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost-effective solutions for the mobile phone, automotive, consumer, industrial, and general aviation markets. The company shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement
Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading "Risk Factors" in the company's most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Source:  MEMSIC, Inc.

Company Contact: Patricia Niu MEMSIC, Inc. Chief Financial Officer 978-738-0900	Investor Contact: Harriet Fried/ Jody Burfening Lippert Heilshorn & Associates (212) 838-3777 ir@memsic.com

MEMSIC, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$50,475,499	$55,694,205
Restricted cash	2,394,110	2,928,933
Short-term investments	1,353,672	-
Accounts receivable, net of allowance for doubtful accounts of $6,441 as of June 30, 2011 and December 31, 2010
Inventories	9,689,542	8,923,127
Other assets	2,919,670	2,537,445
Total current assets	73,255,783	73,748,154

Property and equipment, net	27,809,748	22,015,502
Long-term investments	4,820,000	5,020,000
Goodwill	4,997,441	4,919,513
Intangible assets, net	11,480,353	11,894,328
Other assets	28,789	67,599
Total assets	$122,392,114	$117,665,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,174,793	$4,563,420
Accrued expenses	2,059,372	2,969,839
Advance research funding	2,394,110	2,928,933
Current portion of long-term debt	500,000	-
Total current liabilities	11,128,275	10,462,192

Note payable to bank	17,430,000	17,930,000
Building liability	5,625,000	-
Deferred rent	139,330	90,036
Total other liabilities	23,194,330	18,020,036

Stockholders’ equity:

Common stock, $0.00001 par value; authorized, 45,000,000 shares; 23,968,813 and 23,810,613 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	240	238

Additional paid-in capital	100,450,269	99,615,378
Accumulated other comprehensive income	3,577,226	3,029,372
Accumulated deficit	(16,260,047)	(13,823,565)
MEMSIC, Inc. stockholders' equity	87,767,688	88,821,423

Non-controlling interest related to joint venture in Japan	301,821	361,445
Total stockholders' equity	88,069,509	89,182,868

Total liabilities and stockholders’ equity	$122,392,114	$117,665,096

MEMSIC, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$15,372,634	$9,095,626	$28,327,554	$16,367,619
Cost of goods sold	10,374,465	5,407,199	18,387,664	9,833,698
Gross profit	4,998,169	3,688,427	9,939,890	6,533,921

Operating expenses:
Research and development	2,112,136	2,035,088	4,409,973	4,008,745
Sales and marketing	1,529,907	1,108,852	2,994,653	2,180,330
General and administrative	2,519,970	2,328,037	4,774,230	4,313,086
Amortization expense	402,231	401,522	808,166	740,282
Total operating expenses	6,564,244	5,873,499	12,987,022	11,242,443

Operating loss	(1,566,075)	(2,185,072)	(3,047,132)	(4,708,522)

Other income:
Interest and dividend income	98,366	104,112	181,855	220,777
Foreign exchange gain	328,799	50,056	519,475	54,077
Other, net	13,844	37,702	82,420	51,210
Total other income	441,009	191,870	783,750	326,064

Earnings (loss) before income taxes	(1,125,066)	(1,993,202)	(2,263,382)	(4,382,458)
Provision for (benefit from) income taxes	(3,084)	941	114,310	(115,494)
Net loss	(1,121,982)	(1,994,143)	(2,377,692)	(4,266,964)

Less: net income (loss) attributable to noncontrolling interest	(13,681)	(20,052)	58,790	27,089
Net loss attributable to MEMSIC, Inc.	$(1,108,301)	$(1,974,091)	$(2,436,482)	$(4,294,053)

Net loss per common share to MEMSIC, Inc.:
Basic	$(0.05)	$(0.08)	$(0.10)	$(0.18)
Diluted	$(0.05)	$(0.08)	$(0.10)	$(0.18)

Weighted average shares outstanding used in calculating net loss per common share:
Basic	23,823,321	23,804,863	23,818,467	23,800,936
Diluted	23,823,321	23,804,863	23,818,467	23,800,936

MEMSIC, Inc.
Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income (loss)	$(1,108,301)	$(1,974,091)	$(2,436,482)	$(4,294,053)
Interest (income) expense, net	(98,366)	(104,112)	(181,855)	(220,777)
Income tax expense (benefit)	(3,084)	941	114,310	(115,494)
Depreciation and amortization	1,085,682	940,820	2,155,002	1,820,051
EBITDA	$(124,069)	$(1,136,442)	$(349,025)	$(2,810,273)

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